Exhibit 99.1

Insperity Announces Second Quarter Results
HOUSTON – Aug. 2, 2021 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended Jun. 30, 2021:
•Q2 average number of WSEEs paid and revenues up 7% and 19%, respectively
•Q2 net income and diluted EPS of $25.2 million and $0.65, respectively
•Q2 adjusted EBITDA and adjusted EPS of $60.2 million and $0.91, respectively
•YTD net income and diluted EPS of $87.1 million and $2.24, respectively
•YTD adjusted EBITDA and adjusted EPS of $164.4 million and $2.72, respectively
Second Quarter Results
The average number of worksite employees (“WSEEs”) paid per month in Q2 2021 increased 7% to 243,270 WSEEs. WSEEs paid from new sales and net gains from hiring in our client base drove the accelerated growth above the high end of our expectations. Client retention remained at our historical high levels, averaging 99% for the quarter. Revenues in Q2 2021 increased 19% to $1.2 billion on the 7% increase in paid worksite employees and a 12% increase in revenue per WSEE, which includes a 6% increase in pricing and the non-recurrence of the 2020 FICA deferral credits and customer comprehensive service fee credits.

“We are pleased with our strong results and successful execution of our plan over the first half of this year,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “Over the balance of 2021, we expect to invest and build upon our strong momentum in order to capitalize on our exceptional market opportunity in the years ahead.”
Gross profit for Q2 2021 totaled $199.6 million and included the growth in paid worksite employees and revenue per worksite employee above targeted levels and favorable results from our workers’ compensation program. The 9% decline in gross profit from Q2 of the prior year was primarily attributable to unusually low benefit costs in Q2 2020 due to the deferral of care at the onset of the pandemic. In Q2 2021, higher benefit costs were driven by increased utilization of our health plan, including care previously deferred during the height of the pandemic and COVID-19 related vaccination, testing and treatment costs. The impact of these higher benefit costs was partially offset by improved results in our payroll tax area, as state unemployment tax rates received during Q2 came in lower than our estimates and also included the receipt of $11 million of federal payroll tax refunds related to prior years.
Operating expenses increased 12% over Q2 2020, however increased just 8% when excluding performance-based compensation. Second quarter 2021 operating costs reflected continued growth investments, including an increase in marketing costs associated with lead generation activity and our SalesForce implementation. While we have reinstituted travel for certain employees and events, these costs, along with other personnel and G&A costs continue to be managed at historically low levels as the economy and our growth recovers from the pandemic.

For the second quarter of 2021, reported net income and diluted earnings per share (“EPS”) were $25.2 million and $0.65, respectively. Adjusted EBITDA decreased 35% to $60.2 million and adjusted EPS decreased 41% to $0.91. The year over year earnings comparisons to the second quarter of 2020 reflect unusually low benefits costs in that period due to low utilization of our health plan during the onset of the pandemic.
“We are pleased with our performance throughout the uncertainty of the pandemic, continuing our profitability and reestablishing our growth momentum,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “This has positioned us to continue to invest in our long-term growth while providing strong return to our shareholders, including the recent increase in our dividend and our ongoing share repurchase program.”

Year-to-Date Results
Revenues for the first six months of 2021 increased 11% to $2.5 billion on a 2% increase in paid worksite employees and a 9% increase in revenue per WSEE. Gross profit for the first six months of 2021 decreased 1% to $451.0 million. Operating expenses increased 12% to $332.0 million over the 2020 period.
For the six months ended June 30, 2021, reported net income and diluted EPS were $87.1 million and $2.24, respectively. Adjusted EPS decreased 16% over the first six months of 2020 to $2.72. Adjusted EBITDA decreased 15% over the first six months of 2020 to $164.4 million.
Net income per WSEE per month decreased 26% from $82 in the 2020 period to $61 in the 2021 period. Adjusted EBITDA per WSEE per month decreased 17% from $138 in the 2020 period to $115 in the 2021 period.
Cash outlays in the first six months of 2021 included the repurchase of approximately 438,000 shares of stock at a cost of $38.5 million, dividends totaling $32.8 million and capital expenditures of $20.7 million. Adjusted cash totaled $213 million at June 30, 2021 and $130 million remains available under our $500 million credit facility.

2021 Guidance
The company also announced its updated guidance for 2021, including the third quarter of 2021. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2021			Full Year 2021

Average WSEEs paid(a)	253,800	—	256,100	247,100	—	249,500
Year-over-year increase	9.5%	—	10.5%	5.5%	—	6.5%

Adjusted EPS	$0.74	—	$0.93	$4.00	—	$4.59
Year-over-year increase (decrease)	(19)%	—	2%	(14)%	—	(1)%

Adjusted EBITDA (in millions)	$52	—	$62	$258	—	$288
Year-over-year increase (decrease)	(10)%	—	8%	(11)%	—	0%
____________________________________
(a)Q3 2021 guidance for average WSEEs paid represents 4.3% to 5.3% sequential growth compared to Q2 2021.
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 1411119. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 1411119. The webcast will be archived for one year.

About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2020 revenues of $4.3 billion and more than 80 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for worksite employee payroll, payroll taxes and benefits costs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems;

•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	June 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$455,387	$554,846
Restricted cash	46,128	45,522
Marketable securities	34,597	34,529
Accounts receivable, net	595,836	392,746
Prepaid insurance	17,143	10,164
Other current assets	47,070	39,461
Income taxes receivable	5,128	—
Total current assets	1,201,289	1,077,268
Property and equipment, net	219,611	216,256
Right of use leased assets	66,463	60,663
Prepaid health insurance	9,000	9,000
Deposits	211,512	194,231
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	442	9,603
Other assets	7,060	4,548
Total assets	$1,728,084	$1,584,276

Liabilities and stockholders' equity
Accounts payable	$4,063	$6,203
Payroll taxes and other payroll deductions payable	262,975	377,960
Accrued worksite employee payroll cost	529,881	334,836
Accrued health insurance costs	29,064	32,685
Accrued workers’ compensation costs	49,845	48,186
Accrued corporate payroll and commissions	63,901	44,277
Other accrued liabilities	62,960	60,777
Total current liabilities	1,002,689	904,924
Accrued workers’ compensation cost, net of current	192,703	195,239
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	69,736	64,289
Other accrued liabilities, net of current	6,294	6,292
Total noncurrent liabilities	638,133	635,220
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	94,396	95,528
Treasury stock, at cost	(635,627)	(626,984)
Retained earnings	627,938	575,033
Total stockholders’ equity	87,262	44,132
Total liabilities and stockholders’ equity	$1,728,084	$1,584,276

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Operating results:
Revenues(1)	$1,185,371	$993,366	19.3%	$2,472,206	$2,222,849	11.2%
Payroll taxes, benefits and workers’ compensation costs	985,817	773,117	27.5%	2,021,207	1,768,578	14.3%
Gross profit	199,554	220,249	(9.4)%	450,999	454,271	(0.7)%
Salaries, wages and payroll taxes	94,362	90,710	4.0%	197,437	177,211	11.4%
Stock-based compensation	13,781	10,694	28.9%	25,603	17,246	48.5%
Commissions	8,251	7,475	10.4%	15,970	15,935	0.2%
Advertising	8,975	5,720	56.9%	14,297	10,553	35.5%
General and administrative expenses	29,211	24,755	18.0%	60,847	59,608	2.1%
Depreciation and amortization	9,751	7,908	23.3%	17,798	15,510	14.8%
Total operating expenses	164,331	147,262	11.6%	331,952	296,063	12.1%
Operating income	35,223	72,987	(51.7)%	119,047	158,208	(24.8)%
Other income (expense):
Interest income	1,436	369	289.2%	1,979	2,248	(12.0)%
Interest expense	(1,975)	(2,219)	(11.0)%	(3,574)	(4,581)	(22.0)%
Income before income tax expense	34,684	71,137	(51.2)%	117,452	155,875	(24.6)%
Income tax expense	9,530	19,286	(50.6)%	30,376	41,932	(27.6)%
Net income	$25,154	$51,851	(51.5)%	$87,076	$113,943	(23.6)%
Less distributed and undistributed earnings allocated to participating securities	(37)	(276)	(86.6)%	(193)	(724)	(73.3)%
Net income allocated to common shares	$25,117	$51,575	(51.3)%	$86,883	$113,219	(23.3)%

Net income per share of common stock
Basic	$0.65	$1.34	(51.5)%	$2.26	$2.93	(22.9)%
Diluted	$0.65	$1.33	(51.1)%	$2.24	$2.91	(23.0)%
 ____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Gross billings	$7,637,851	$6,355,683	$15,688,273	$13,792,437
Less: WSEE payroll cost	6,452,480	5,362,317	13,216,067	11,569,588
Revenues	$1,185,371	$993,366	$2,472,206	$2,222,849

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change

Average WSEEs paid	243,270	227,894	6.7%	238,220	232,954	2.3%
Statistical data (per WSEE per month):
Revenues(1)	$1,624	$1,453	11.8%	$1,730	$1,590	8.8%
Gross profit	273	322	(15.2)%	316	325	(2.8)%
Operating expenses	225	215	4.7%	232	212	9.4%
Operating income	48	107	(55.1)%	83	113	(26.5)%
Net income	34	76	(55.3)%	61	82	(25.6)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(per WSEE per month)	2021	2020	2021	2020
Gross billings	$10,466	$9,296	$10,976	$9,868
Less: WSEE payroll cost	8,842	7,843	9,246	8,278
Revenues	$1,624	$1,453	$1,730	$1,590

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expenses	Represents operating expenses excluding the impact of the following: • non-cash stock-based compensation, and • depreciation and amortization expense.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands, except per WSEE per month)	2021		2020		2021		2020
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$6,452,480	$8,842	$5,362,317	$7,843	$13,216,067	$9,246	$11,569,588	$8,278
Less: Bonus payroll cost	796,154	1,092	453,121	662	2,216,629	1,551	1,504,089	1,076
Non-bonus payroll cost	$5,656,326	$7,750	$4,909,196	$7,181	$10,999,438	$7,695	$10,065,499	$7,202
% Change period over period	15.2%	7.9%	0.6%	2.4%	9.3%	6.8%	4.7%	2.9%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	June 30, 2021	December 31, 2020

Cash, cash equivalents and marketable securities	$489,984	$589,375
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	226,727	341,988
Client prepayments	50,420	35,328
Adjusted cash, cash equivalents and marketable securities	$212,837	$212,059

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$25,154	$34	$51,851	$76	$87,076	$61	$113,943	$82
Income tax expense	9,530	13	19,286	28	30,376	21	41,932	30
Interest expense	1,975	3	2,219	3	3,574	3	4,581	3
Depreciation and amortization	9,751	14	7,908	12	17,798	12	15,510	11
EBITDA	46,410	64	81,264	119	138,824	97	175,966	126
Stock-based compensation	13,781	18	10,694	16	25,603	18	17,246	12
Adjusted EBITDA	$60,191	$82	$91,958	$135	$164,427	$115	$193,212	$138
% Change period over period	(34.5)%	(39.3)%	62.2%	66.7%	(14.9)%	(16.7)%	22.2%	20.0%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Net income	$25,154	$51,851	$87,076	$113,943
Non-GAAP adjustments:
Stock-based compensation	13,781	10,694	25,603	17,246
Tax effect	(3,643)	(2,899)	(6,621)	(4,650)
Total non-GAAP adjustments, net	10,138	7,795	18,982	12,596
Adjusted net income	$35,292	$59,646	$106,058	$126,539
% Change period over period	(40.8)%	73.1%	(16.2)%	9.0%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Diluted EPS	$0.65	$1.33	$2.24	$2.91
Non-GAAP adjustments:
Stock-based compensation	0.35	0.27	0.66	0.44
Tax effect	(0.09)	(0.06)	(0.18)	(0.11)
Total non-GAAP adjustments, net	$0.26	$0.21	$0.48	$0.33
Adjusted EPS	$0.91	$1.54	$2.72	$3.24
% Change period over period	(40.9)%	85.5%	(16.0)%	15.3%

Following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2021 guidance:

(in millions, except per share amounts)	Q3 2021 Guidance	Full Year 2021 Guidance

Net income	$21 - $28	$123 - $146
Income tax expense	8 - 11	44 - 51
Interest expense	2	8
Depreciation and amortization	10	39
EBITDA	41 - 51	214 - 244
Stock-based compensation	11	44
Adjusted EBITDA	$52 - $62	$258 - $288

Diluted net income per share of common stock	$0.55 - $0.74	$3.17 - $3.76
Non-GAAP adjustments:
Stock-based compensation	0.27	1.13
Tax effect	(0.08)	(0.30)
Total non-GAAP adjustments, net	0.19	0.83
Adjusted EPS	$0.74 - $0.93	$4.00 - $4.59
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